For Immediate Release

Tuesday, March 27, 2007

MILASTAR CORPORATION ENTERS INTO MERGER AGREEMENT

Milastar Stockholders to Receive $2.70 per Share

MINNEAPOLIS, MINNESOTA - March 27, 2007 - Milastar Corporation (OTCBB: MILAA.OB) announced today that it has signed a definitive Agreement and Plan of Merger with Easton Southpaw Incorporated, a Delaware corporation ("ESI"), and Milastar Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of ESI ("Acquisition Corp."), dated as of March 27, 2007. ESI is a corporation owned by Dennis J. Stevermer, Milastar's Chief Executive Officer, Chairman of its Board of Directors and the beneficial owner of approximately 68% of Milastar's issued and outstanding common stock. Under the terms of the merger agreement and subject to satisfaction or waiver of the conditions therein, ESI will acquire, through the merger of Acquisition Corp. with and into Milastar, all of the outstanding common stock of Milastar. As a result of the merger, Milastar will become a wholly owned subsidiary of ESI.

At the effective time of the merger, each outstanding share of Milastar common stock, other than any shares owned by ESI, Mr. Stevermer or any stockholders who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive a payment of $2.70 per share in cash, without interest (the "merger consideration").

On February 1, 2007, Milastar's Board of Directors received an opinion from Schmidt Financial, Inc., a business valuation firm that is regularly engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions and various shareholder matters, stating that as of the date of the opinion, the merger consideration was fair, from a financial point of view, to the unaffiliated stockholders of Milastar.

The transaction, which has been approved by the Board of Directors of Milastar, is subject to customary closing conditions. In addition to approval of the merger agreement by Milastar's stockholders as required under Delaware law, consummation of the merger is conditioned upon the affirmative vote of a majority of the votes cast, in person or by proxy, by the Milastar stockholders entitled to vote at the special meeting of stockholders (other than Mr. Stevermer and ESI), to be called for the purposes of approving the merger agreement and the merger.

Important Additional Information Regarding when the Merger will be Filed with the SEC:

Concurrently with this press release, Milastar intends to file a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the "SEC"), and Milastar, ESI, Acquisition Corp. and Mr. Stevermer also intend to file a transaction statement on Schedule 13E-3 with the SEC relating to the merger (which shall be in the form of the second amendment to the Schedule 13E-3 transaction statement that was originally filed with the SEC on June 1, 2006). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Stockholders and investors may obtain a free copy of the proxy statement, the transaction statement on Schedule 13E-3 and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. Milastar's stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, Milastar Corporation, at 7313 West Lake Street, Minneapolis, Minnesota 55426, telephone number (952) 929-4774.

Milastar and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Milastar's stockholders with respect to the merger. Stockholders and investors may obtain additional information regarding the interests of Milastar and its directors and executive officers in the merger, which may be different than those of Milastar's stockholders generally, by reading the proxy statement and other relevant documents regarding the merger that will be filed with the SEC.

This communication shall not constitute an offer to buy any securities or the solicitation of an offer to sell any securities, nor shall there be any purchase of securities in any jurisdiction in which such offer, solicitation or purchase would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Milastar Corporation

Milastar Corporation is a Minneapolis-based company that sells special metallurgical services to manufacturers primarily located in the greater Midwest region.

Contact Information:

For additional information, please contact:

Milastar Investor Relations, 952-929-4774

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbors created thereby. The forward-looking statements contained in this release are about the consummation of the transaction, including those related to the approval of the transaction, regulatory approval and satisfaction of certain other conditions to the transaction, and are based upon Milastar's current expectations and assumptions and involve certain unknown risks and uncertainties. While Milastar believes its assumptions are reasonable, there are factors that are hard to predict and influences that are beyond Milastar's control. If these or other significant risks and uncertainties occur, or if our underlying assumptions prove inaccurate, our actual results could differ materially and the conditions to the consummation of the transaction may not be satisfied. You are urged to consider all such risks and uncertainties. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. Any and all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.